UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 1, 2008 (June 25, 2008)

MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Information.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-3.2
EX-4.1
EX-4.3
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01	Entry into a Material Definitive Agreement.
     Mobile Mini, Inc. (“Mobile Mini”) entered into five agreements relating to Mobile Mini’s consummation of its merger with MSG WC Holdings Corp and two of its subsidiaries (collectively, “Mobile Storage Group”). These five agreements are: the Escrow Agreement, the Stockholders Agreement, the Credit Agreement, the MSG Supplemental Indenture and the Mobile Mini Supplemental Indenture (each as defined below).
Escrow Agreement
     On June 27, 2008, Mobile Mini, Welsh, Carson, Anderson & Stowe X, L.P. (“WCAS”) and Wells Fargo Bank, N.A. entered into an Escrow Agreement (the “Escrow Agreement”), pursuant to the terms of which, the Mobile Storage Group stockholders placed into escrow $15,000,000 of the merger consideration in cash and shares of newly issued Mobile Mini convertible redeemable participating preferred stock (the “Preferred Stock”), valued at $18.00 per share, to satisfy any post-closing adjustments of the merger consideration and to secure their indemnification obligations under the Agreement and Plan of Merger, dated February 22, 2008, by and among Mobile Mini, Cactus Merger Sub, Inc., a wholly-owned subsidiary of Mobile Mini, MSG WC Holdings Corp., the indirect parent of Mobile Storage Group, Inc. and Mobile Services Group, Inc., and WCAS, as representative of the stockholders of MSG WC Holdings Corp. (the “Merger Agreement”). At all times while such shares of Preferred Stock are held in escrow, the stockholders of Mobile Storage Group have the right to (i) exercise any voting rights with respect to the escrowed shares of Preferred Stock and (ii) receive all products and proceeds of any of the escrowed shares of Preferred Stock, including all dividends, whether in the form of cash, stock or any other form, and any other rights and other property which the stockholders of Mobile Storage Group are, from time to time, entitled to receive in respect of, or in exchange for, any or all of the escrowed shares.
     The foregoing description of the Escrow Agreement is qualified in its entirety by the Escrow Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.
Stockholders Agreement
     On June 27, 2008, WCAS, WCAS Capital Partners IV., L.P. and WCAS Management Corporation entered into a Stockholders Agreement (the “Stockholders Agreement”), which primarily governs the shares of Preferred Stock issued to the stockholders of Mobile Storage Group as partial consideration in the merger with Mobile Storage Group. The Stockholders Agreement principally covers: Transfer of Equity Securities, Registration Rights and the Board of Directors of Mobile Mini, as described below.
Transfer of Equity Securities
     Under the terms of the Stockholders Agreement, Mobile Storage Group stockholders party to the stockholders agreement are restricted from transferring, voluntarily or involuntarily, directly or indirectly, in any manner, any equity or debt securities of Mobile Mini, in whole or in part, or any other right or interest therein, or entering into any transaction which results in the economic equivalent of a transfer to any person except pursuant to a permitted transfer (i) following such stockholder’s death to a permitted transferee, (ii) to its affiliates subject to certain restrictions and (iii) on or after June 27, 2009, provided, that private sales of common stock of Mobile Mini or sales of preferred stock to any single transferee shall not exceed 3% of the fully diluted common stock of Mobile Mini subject to certain restrictions. In addition, in the event of such permitted transfers, the aggregate number of permitted transferees in connection with transfers by any single stockholder party to the stockholders agreement is limited and subject to certain restrictions.
     Subject to certain exceptions, the Stockholders Agreement provides that, at all times during which WCAS has the right to nominate a director, WCAS or any of its controlled affiliates are restricted from selling any securities other than during any period when the directors and officers of WCAS and its subsidiaries are not prohibited from selling securities pursuant to the written policies and procedures of Mobile Mini governing transfers of securities by such officers and directors.
     Subject to certain exceptions, the Stockholders Agreement also provides that, until the date on which WCAS no longer hold equity securities constituting 5% or more of the outstanding shares of common stock of Mobile Mini, WCAS will be restricted from directly or indirectly (i) acquiring securities of Mobile Mini, (ii) participating in any merger or other extraordinary transaction involving Mobile Mini, (iii) soliciting proxies with respect to Mobile Mini, (iv) forming a “group” with respect to Mobile Mini, (v) participating in any financing for the purchase of any securities or assets of Mobile Mini that are not equity and debt securities, (vi) acting to seek control or direct the Board of Directors, stockholders, policies or affairs of Mobile Mini, (vii) taking any action intended to require Mobile Mini to make a public announcement of the foregoing, (viii) making public announcements with respect to any of the foregoing and (ix) proposing to Mobile Mini that it amend or waive any term of the foregoing standstill provisions.
          Notwithstanding the foregoing, in the event WCAS has not acquired up to 2.0 million shares of Mobile Mini common stock under the waiver of standstill provision of the Merger Agreement, WCAS is permitted to purchase up to 2.0 million shares of Mobile Mini common stock.
Registration Rights
     Shelf Registration Statement. The Stockholders Agreement provides that Mobile Mini must use all commercially reasonable efforts to file a shelf registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on or about April 27, 2009 covering all of the shares of Mobile Mini common stock issuable upon conversion of the Preferred Stock and shares of Mobile Mini common stock acquired pursuant to the Merger Agreement (the “registrable securities”) then held by the Mobile Storage Group stockholders party to the Stockholders Agreement on Form S-3 to enable the resale of such registrable securities after June 27, 2009.
     Required Registrations. The Stockholders Agreement also provides that at any time after the date, if any, that (x) Mobile Mini is not permitted to file or maintain a Form S-3 in connection with the shelf registration in accordance with the terms of the Stockholders Agreement, or (y) the shelf registration expired in accordance with the terms of the Stockholders Agreement and not all registrable securities registered in such shelf registration have been sold, the holders of registrable securities representing at least a majority of the outstanding registrable securities have the right to request Mobile Mini to effect a registration under the Securities Act of registrable securities held by such stockholders. Mobile Mini shall not be required to comply with more than 1 such request during any 6 month period and shall only be obligated to comply with 4 such requests in total.
     Incidental Registration. If, at any time after June 27, 2009, Mobile Mini proposes to register any of its securities under the Securities Act for sale to the public, any Mobile Storage Group stockholder party to the Stockholders Agreement has the right at each such time to include registrable securities held by it that are not otherwise covered by the shelf registration statement or a required registration statement in such registration statement.
          The registration rights granted in the Stockholders Agreement are subject to customary restrictions such as blackout periods and limitations on the number of shares to be included in any underwritten offering imposed by the managing underwriter. In addition, the Stockholders Agreement contains other limitations on the timing and ability of the holders of registrable securities to exercise demands.
Board of Directors of Mobile Mini
     As long as WCAS continues to hold, in the aggregate, at least 2,000,000 shares of Preferred Stock or common stock issued upon conversion or exchange of the Preferred Stock, WCAS has the right to designate a director whose term ends in 2011, a director whose term ends in 2009, and an observer from and after January 1, 2010 on the Board of Directors of Mobile Mini subject to the limitations set forth on the Stockholders Agreement.
          The foregoing description of the Stockholders Agreement is qualified in its entirety by the Stockholders Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.
Credit Agreement
     On June 27, 2008, Mobile Mini and certain of its subsidiaries entered into an ABL Credit Agreement (the “Credit Agreement”) with Deutsche Bank AG New York Branch (“Deutsche Bank”) and the other lenders party thereto, with Deutsche Bank as administrative agent. The Credit Agreement provides for a five-year, $900 million first lien senior secured revolving credit facility, a portion of which is for borrowing in US Dollars (the “US Subfacility) and a portion of which is available for borrowing in British Pounds Sterling and Euros (the “UK Subfacility”). The US Subfacility is subject, among other things, to the terms of a borrowing base calculated as a discount to the value of certain pledged United States and Canadian collateral; the UK Subfacility is subject to a similar borrowing base which includes pledged UK collateral. Both borrowing bases are subject to certain reserves and caps customary for financings of this type. If at any time the aggregate amounts outstanding under either the US Subfacility or UK Subfacility exceed the respective borrowing base then in effect, a prepayment of an amount sufficient to eliminate such excess is required to be made. The terms of the Credit Agreement provide that Mobile Mini is required to prepay loans with net cash proceeds from sales of debt or equity securities or asset sales, including casualty proceeds. Mobile Mini has the right to prepay loans under the Credit Agreement in whole or in part at any time. All amounts borrowed under the Credit Agreement must be repaid on or before June 27, 2013. The Credit Agreement also provides for the issuance of irrevocable standby letters of credit by domestic lenders in amounts totaling up to $50 million, and by UK-based lenders in amounts totaling up to $10 million.
     Loans made under the US Subfacility will bear interest at a rate equal to, at Mobile Mini’s option, either (a) the London Interbank Operating Rate (“LIBOR”) plus an applicable margin (“LIBOR Loans”) or (b) the prime rate plus an applicable margin (“Base Rate Loans”). With some exceptions, Mobile Mini may freely convert LIBOR Loans to Base Rate Loans and vice versa. Loans made under the UK Subfacility denominated in Pounds Sterling will bear interest at a rate equal to the LIBOR plus an applicable margin; loans denominated in Euros will bear interest at a rate equal to the Euro Inter-Bank Offered Rate (“EURIBOR”) plus an applicable margin. The initial applicable margin will be 1.00% with respect to Base Rate Loans and 2.50% with respect to LIBOR Loans, and for loans under the UK Subfacility the initial applicable margin will be 2.50%. The applicable margins will be readjusted quarterly based upon Mobile Mini’s leverage ratio.
     In addition to paying interest on outstanding principal under the Credit Agreement, Mobile Mini will be required to pay an unused line fee to the lenders under the revolving credit facilities in respect of the unutilized commitments thereunder. The unused line fee rate is .375% per annum if the unused amount is less than or equal to 50% of the aggregate commitments or .25% per annum if the unused amount is greater than 50%. Mobile Mini will also pay customary letter of credit fees.
     Ongoing extensions of credit under the Credit Agreement are subject to customary conditions, including sufficient availability under the borrowing bases. The Credit Agreement also contains covenants that require Mobile Mini to, among other things, periodically furnish financial and other information to the various lenders. The Credit Agreement contains customary negative covenants applicable to Mobile Mini and its subsidiaries, including negative covenants that restrict the ability of such entities to, among other things, (i) make capital expenditures in excess of defined limits, (ii) allow certain liens to attach to Mobile Mini or subsidiary assets, (iii) repurchase or pay dividends or make certain other restricted payments on capital stock and certain other securities, or prepay certain indebtedness, (iv) incur additional indebtedness or engage in certain other types of financing transactions, and (v) make acquisitions or other investments.
     The US Subfacility is guaranteed by Mobile Mini and all of its US subsidiaries, including its new subsidiaries as a result of the merger with Mobile Storage Group. Mobile Mini, its US subsidiaries, and its UK subsidiaries are guarantors of the UK Subfacility. The US Subfacility will be secured by a first priority lien on substantially all assets of the US borrowers and US guarantors. The UK Subfacility will be secured by a first priority lien on substantially all of the assets of Mobile Mini and its US and UK subsidiaries.
     The Credit Agreement also includes other covenants, representations, warranties, indemnities, and events of default that are customary for facilities of this type, including events of default relating to a change of control of Mobile Mini.
     The foregoing description of the Credit Agreement is qualified in its entirety by the Credit Agreement, a copy of which is attached as Exhibit 10.3 hereto and is incorporated by reference herein.
MSG Supplemental Indenture
     In connection with the Merger (as defined below), Mobile Mini entered into a Supplemental Indenture, dated as of June 27, 2008 (the “MSG Supplemental Indenture”), with Mobile Mini of Ohio LLC, a Delaware limited liability company, Mobile Mini, LLC, a California limited liability company, Mobile Mini, LLC, a Delaware limited liability company, Mobile Mini I, Inc., an Arizona corporation, A Royal Wolf Portable Storage, Inc., a

California corporation, Temporary Mobile Storage, Inc., a California corporation, Delivery Design Systems, Inc., an Arizona corporation, Mobile Mini Texas Limited Partnership, LLP, a Texas limited liability partnership (collectively, the “New MSG Guarantors”), A Better Mobile Storage Company, a California corporation, and Mobile Storage Group (Texas), LP, a Texas limited partnership (the “Existing MSG Guarantors”), Mobile Storage Group, Inc., a Delaware corporation, and Wells Fargo Bank, N.A., as trustee (“Wells Fargo”), pursuant to which Mobile Mini became an “Issuer” for all purposes under the MSG Indenture (as defined below) and the New MSG Guarantors became “Guarantors” for all purposes under the MSG Indenture. Mobile Storage Group, Inc. and Mobile Services Group, Inc., a Delaware corporation (the “Original Issuers”), the Existing MSG Guarantors and Wells Fargo previously entered into an Indenture (the “MSG Indenture”), dated as of August 1, 2006, pursuant to which the Original Issuers issued $200,000,000 in aggregate principal amount of 9 3/4% Senior Notes due 2014 (the “MSG Notes”). A copy of the MSG Indenture is attached as Exhibit 4.2 hereto and is incorporated by reference herein, and a copy of the MSG Supplemental Indenture is attached as Exhibit 4.1 hereto and is incorporated by reference herein. The MSG Indenture includes covenants, indemnities and events of default that are customary for indentures of this type, including restrictions on the incurrence of additional debt, sales of assets and payment of dividends. The foregoing description of the MSG Indenture is qualified in its entirety by the MSG Indenture.
Mobile Mini Supplemental Indenture
     In connection with the Merger, Mobile Mini entered into a Supplemental Indenture, dated as of June 27, 2008 (the “Mobile Mini Supplemental Indenture”), with Mobile Storage Group, Inc., a Delaware corporation, A Better Mobile Storage Company, a California corporation, and Mobile Storage Group (Texas), LP, a Texas limited partnership (the “New Mobile Mini Guarantors”), the guarantors (the “Existing Mobile Mini Guarantors”) party to the Mobile Mini Indenture (as defined below) and Law Debenture Trust Company of New York, as trustee (“LDTC”), pursuant to which the New Mobile Mini Guarantors became “Guarantors” for all purposes under the Mobile Mini Indenture. Mobile Mini, the Existing Mobile Mini Guarantors and LDTC previously entered into an Indenture (the “Mobile Mini Indenture”), dated as of May 7, 2007, pursuant to which Mobile Mini issued $150,000,000 in aggregate principal amount of its 6 7/8% Senior Notes due 2015 (the “Mobile Mini Notes”). A copy of the Mobile Mini Supplemental Indenture is attached as Exhibit 4.3 hereto and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.
     In connection with entering the Credit Agreement, on June 27, 2008, Mobile Mini repaid in full all obligations and liabilities owing under, and terminated, its $425 million credit facility under that certain Second Amended and Restated Loan and Security Agreement, dated as of February 17, 2006, as amended as of May 7, 2007, with Mobile Mini UK Limited and Deutsche Bank AG, New York Branch, as Agent for the lending group (the “Prior Mobile Mini Facility”).

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On June 27, 2008, a wholly-owned subsidiary of Mobile Mini merged with and into MSG WC Holdings Corp. (the “Merger”), and immediately thereafter, each of MSG WC Holdings Corp. and two of its subsidiaries merged with and into Mobile Mini. Mobile Mini acquired all outstanding shares of Mobile Storage Group. Upon closing, Mobile Mini assumed Mobile Storage Group’s outstanding indebtedness and paid cash totaling approximately $562 million and issued 8,555,556 shares of Preferred Stock with a liquidation preference of $154.0 million, subject to certain post-closing adjustments. On June 27, 2008, Mobile Mini issued a press release announcing, among other things, the completion of the Merger, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
     The Merger was effected pursuant to the Merger Agreement Mobile Mini stockholders approved the Merger at a special meeting of stockholders in Phoenix, Arizona on June 26, 2008.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 27, 2008, Mobile Mini entered into the Credit Agreement. The description of the Credit Agreement set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03 as if fully set forth herein.
     Pursuant to the Merger Agreement, on June 27, 2008, Mobile Mini assumed Mobile Storage Group’s outstanding indebtedness and paid cash totaling approximately $562 million. The assumed debt includes the $200.0 million in aggregate principal amount of MSG Notes issued pursuant to the MSG Indenture, which remain outstanding. The MSG Indenture includes covenants, indemnities and events of default that are customary for indentures of this type, including restrictions on the incurrence of additional debt, sales of assets and payment of dividends. Mobile Mini used a portion of the proceeds from an initial borrowing under the Credit Agreement to refinance its borrowings under the Prior Mobile Mini Facility and the borrowings of Mobile Storage Group under its prior revolving credit facility, which was also terminated on June 27, 2008.

Item 3.02	Unregistered Sales of Equity Securities.
     On June 27, 2008, Mobile Mini completed the sale of 8,555,556 shares of Mobile Mini Preferred Stock to Mobile Storage Group’s stockholders, in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act. The shares formed a portion of the consideration used to acquire Mobile Storage Group. Mobile Mini assumed Mobile Storage Group’s outstanding indebtedness and paid cash totaling approximately $562 million and issued 8,555,556 shares of Mobile Mini Preferred Stock to acquire all of the outstanding shares of capital stock of Mobile Storage Group.
     The Preferred Stock has a liquidation preference of $154 million and will vote together with common stock as a single class. It will rank senior to the common stock only with respect to a distribution upon the occurrence of the bankruptcy, liquidation, dissolution or winding up of Mobile Mini. Mobile Mini will redeem all of the outstanding Preferred Stock if (i) Mobile Mini enters into a binding agreement in respect of a sale of Mobile Mini or (ii) at any time after the tenth anniversary of the closing date, the holders of a majority of the then outstanding shares of the Preferred Stock being issued to WCAS exercise their right at such time to require Mobile Mini to redeem such Preferred Stock then outstanding. The Preferred Stock will be initially convertible into 8,555,556 shares of Mobile Mini’s common stock, representing a conversion price of $18.00 per Mobile Mini share. The Preferred Stock will be mandatorily convertible into Mobile Mini common stock if, after the first anniversary of the issuance of the Preferred Stock, Mobile Mini’s common stock trades above $23.00 per share for a period of 30 consecutive days. The Preferred Stock will not have any cash or payment-in-kind dividends (unless and until a dividend is paid with respect to the common stock, in which case dividends will be paid on an equal basis with the common stock, on an as-converted basis) and will not impose any covenants upon Mobile Mini.
     On June 26, 2008, Mobile Mini filed such certificate of designation for the Preferred Stock with the Secretary of State of the State of Delaware. The foregoing description of the certificate of designation for the Preferred Stock is qualified in its entirety by the certificate of designation for the Preferred Stock, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Resignation of Director.
     On June 25, 2008, Mr. Ronald J. Marusiak resigned as a director of Mobile Mini effective June 25, 2008. Mr. Marusiak had also served Mobile Mini as a member of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. There were no disagreements between Mobile Mini and Mr. Marusiak that led to his resignation. On June 27, 2008, Mobile Mini issued a press release announcing, among other things, the resignation of Mr. Marusiak as a director of Mobile Mini, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
     (d) Appointment of Directors.
     On June 27, 2008, Mr. Sanjay Swani and Mr. Michael E. Donovan were appointed, and on June 25, 2008, Mr. Frederick G. McNamee was appointed to the Board of Directors with terms expiring in 2011, 2009 and 2010, respectively. Messrs. Swani and

Donovan were appointed, effective upon the consummation of the mergers under the Merger Agreement on June 27, 2008 and pursuant to the right of WCAS under the Stockholders Agreement to designate two directors to the Board of Directors of Mobile Mini upon consummation of the merger of Mobile Mini with Mobile Storage Group. Mr. McNamee was appointed to fill the vacancy on the Board of Directors of Mobile Mini created by Mr. Marusiak’s resignation, and was appointed to serve on the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Other Board committee assignments have not been determined as of the date hereof. On June 27, 2008, Mobile Mini issued a press release announcing, among other things, the appointment of Messrs. Swani, Donovan and McNamee as directors of Mobile Mini, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At the special meeting of stockholders held on June 26, 2008, Mobile Mini’s stockholders approved two amendments to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). Consequently, the Board of Directors of Mobile Mini amended Article IV of the Certificate of Incorporation in its entirety to (i) increase the number of authorized shares of preferred stock, par value $0.01 per share, from 5,000,000 shares to 20,000,000 shares and (ii) authorize the designation of a series of preferred stock as Series A Convertible Redeemable Participating Preferred Stock. These amendments were effective on June 26, 2008. As a result, we filed the amendments with the Secretary of State of the State of Delaware on June 26, 2008.
     A copy of the certificate of amendment of the Certificate of Incorporation is attached as Exhibit 3.2 hereto and is incorporated by reference herein.
     The information set forth in Item 3.02 above is incorporated by reference as if fully set forth herein.

Item 8.01	Other Information.
     On June 27, 2008, Mobile Mini issued a press release announcing the completion of the Merger and the appointment of Messrs. Swani, Donovan and McNamee as directors of Mobile Mini. This press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     Not applicable. The financial statements of MSG WC Holdings Corp. required pursuant to Rule 3-05 of Regulation S-X were previously filed with Mobile Mini’s definitive proxy statement, filed with the SEC on June 4, 2008 (the “Proxy Statement”) and pursuant to General Instruction B.3 of Form 8-K are not required to be reported herein.
     (b) Pro Forma Financial Information.
     Not applicable. The pro forma financial statements required by Article 11 of Regulation S-X were previously filed under “Unaudited Pro Forma Condensed Combined Financial Statements” included in the Proxy Statement and pursuant to General Instruction B.3 of Form 8-K are not required to be reported herein.
     (d) Exhibits.

3.1	Certificate of Designation of Mobile Mini Series A Convertible Redeemable Participating Preferred Stock

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Mobile Mini

4.1	Supplemental Indenture, dated as of June 27, 2008, among Mobile Mini, Inc., Mobile Mini of Ohio LLC, Mobile Mini, LLC, Mobile Mini, LLC, Mobile Mini I, Inc., A Royal Wolf Portable Storage, Inc., Temporary Mobile Storage, Inc., Delivery Design Systems, Inc., Mobile Mini Texas Limited Partnership, LLP, Mobile Storage Group, Inc., the guarantors party to the MSG Indenture and Wells Fargo Bank, N.A., as trustee.

4.2	Indenture, dated as of August 1, 2006, by and among Mobile Services Group, Inc., Mobile Storage Group, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Mobile Storage Group, Inc.’s Form S-4 filed on September 18, 2007).

4.3	Supplemental Indenture, dated as of June 27, 2008, among Mobile Mini, Inc., Mobile Storage Group, Inc., A Better Mobile Storage Company, Mobile Storage Group (Texas), LP, the guarantors party to the Mobile Mini Indenture and Law Debenture Trust Company of New York, as trustee.

10.1	Escrow Agreement dated as of June 27, 2008, between Mobile Mini, Welsh, Carson, Anderson & Stowe X, L.P. and Wells Fargo Bank, N.A.

10.2	Stockholders Agreement, dated as of June 27, 2008, between Mobile Mini and the certain stockholders.

10.3	Credit Agreement, dated June 27, 2008, between Mobile Mini, Deutsche Bank AG New York Branch and the other lenders.

99.1	Press Release of Mobile Mini dated June 27, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILE MINI, INC.
By:	/ s / Lawrence Trachtenberg
Lawrence Trachtenberg
Executive Vice President and Chief Financial Officer

Dated: July 1, 2008

EXHIBIT INDEX

3.1	Certificate of Designation of Mobile Mini Series A Convertible Redeemable Participating Preferred Stock.

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Mobile Mini.

4.1	Supplemental Indenture, dated as of June 27, 2008, among Mobile Mini, Inc., Mobile Mini of Ohio LLC, Mobile Mini, LLC, Mobile Mini, LLC, Mobile Mini I, Inc., A Royal Wolf Portable Storage, Inc., Temporary Mobile Storage, Inc., Delivery Design Systems, Inc., Mobile Mini Texas Limited Partnership, LLP, Mobile Storage Group, Inc., the guarantors party to the MSG Indenture and Wells Fargo Bank, N.A., as trustee.

4.2	Indenture, dated as of August 1, 2006, by and among Mobile Services Group, Inc., Mobile Storage Group, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Mobile Storage Group, Inc.’s Form S-4 filed on September 18, 2007).

4.3	Supplemental Indenture, dated as of June 27, 2008, among Mobile Mini, Inc., Mobile Storage Group, Inc., A Better Mobile Storage Company, Mobile Storage Group (Texas), LP, the guarantors party to the Mobile Mini Indenture and Law Debenture Trust Company of New York, as trustee.

10.1	Escrow Agreement dated as of June 27, 2008, between Mobile Mini, Welsh, Carson, Anderson & Stowe X, L.P. and Wells Fargo Bank, N.A.

10.2	Stockholders Agreement, dated as of June 27, 2008, between Mobile Mini and the certain stockholders.

10.3	Credit Agreement, dated June 27, 2008, between Mobile Mini, Deutsche Bank AG New York Branch and the other lenders.

99.1	Press Release of Mobile Mini dated June 27, 2008.